UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2011

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts	01013
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:                                                                                     (413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2011, Chicopee Bancorp, Inc. (the “Company”) and Chicopee Savings Bank (the “Bank”), the Company’s wholly-owned subsidiary, reported that, effective March 31, 2011 (the “Retirement Date”), Alzira C. Costa will retire from the position of Senior Vice President Operations and Security of the Company and Bank.

In connection with Ms. Costa’s retirement, the Company and the Bank have entered into amendments to Ms. Costa’s stock option and restricted stock award agreements.  The amendment to the stock option agreement provides that Ms. Costa’s vested stock options will be forfeited on the Retirement Date.  The amendment to Ms. Costa’s restricted stock award agreement provides that Ms. Costa’s non-vested restricted stock awards will become one-hundred percent (100%) vested on the Retirement Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: February 3, 2011	By:	/s/ William J. Wagner
William J. Wagner
President and Chief Executive Officer